EXHIBIT 10.2 TO FORM 8-K OF LANDEC CORPORATION

                          TECHNOLOGY LICENSE AGREEMENT




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                          TECHNOLOGY LICENSE AGREEMENT

     This Technology Agreement ("Agreement"), dated as of the 28th day of August, 1997 ("Effective Date"), is by and between LANDEC CORPORATION, a California corporation ("Licensor") and BISSELL HEALTHCARE CORPORATION, d/b/a SAMMONS(TM) PRESTON, a Michigan corporation ("Licensee").

     WHEREAS, Licensor is the owner of record of the complete right and title of and to several United States and foreign patents relating to the QuickCast(R) casting and splinting products.


     WHEREAS, Licensor is selling to Licensee the QuickCast(TM)(R) product line, including exclusive worldwide licensing rights to the patents and related trade secrets knowhow and technology Licensor owns for all [****] applications, including, but not limited to the Products (as defined below).


     WHEREAS, Licensor is willing to provide Licensee with technical support during the term of this Agreement, including support and consulting services relating to the machinery and equipment ("Machinery") used to manufacture the Products.


     WHEREAS, Licensee wishes to license from Licensor certain intellectual property rights of Licensor for use in making the Products and future [****] applications.


     NOW, THEREFORE, Licensor and Licensee (collectively, the "Parties") agree as follows:

Section 1. Definitions.

1.1 "Products" means the QuickCast(R) product line and all products involving a fabric coated with a sharp melting point polymer to shrink to fit for [ **** ] applications.

1.2 "Patents" means the patents listed on Table I, including all reissues and reexaminations of and/or continuations-in-part, continuations and divisionals, and all foreign equivalents concerning the patents listed in Table I that are needed by Licensee to make, have made, use, sell and offer for sale the Products or any other [****] applications of the patents listed in Table I anywhere in the world; (ii) any improvements or modifications of the technology set forth in the patents listed in Table I developed or acquired by Licensor;

1.3 "Licensed Technology" means the proprietary technology of Licensor relating to fabric coated with a sharp melting point polymer to shrink to fit for [****] applications, including (i) the Patents; and (ii) all current trade secrets and knowhow owned, developed or acquired by Licensor and used or useful in connection with the


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       Products or other uses of the Licensed Technology in [****] applications.

Section 2. License.

2.1 Subject to the further terms of this Agreement, Licensor hereby grants to Licensee and its subsidiaries, affiliates, and controlled companies, the exclusive, worldwide right and license in the Licensed Technology to use the same in connection with its efforts to have made, import, make, use, sell, and offer for sale the Products or other products or services incorporating the Licensed Technology in the [****] applications, including, but not limited to, the manufacture and sale of the Products ("License").

2.2    Licensee may grant  sublicenses  of the  exclusive  rights  granted under
       Section  2.1.  Upon   termination  of  this  Agreement,   all  sublicense
       agreements will automatically terminate.

2.3    Licensor  agrees  that  it  will  not  manufacture,   have  manufactured,
       distribute   or  sell  the   Products  or  any  other   [****]   products
       incorporating the Licensed Technology.

2.4 Licensor shall retain such rights to the Licensed Technology as are necessary for it to perform its obligations under that certain Supply Agreement of even date between the parties hereto (the "Supply Agreement").

Section 3 Consideration.

3.1 In consideration for the grant set forth in Section 2, Licensee shall pay to Licensor a License Fee on Net Sales for a period of ten (10) years from the date hereof according to the following schedule:

       (a) On the first [****] Dollars ($[****]) of Net Sales (on a cumulative basis), [****]% of Net Sales; and

       (b) On all sales in excess of [****] Dollars ($[****]) (on a cumulative basis), [****]% of Net Sales.

       As of the tenth anniversary of the Effective Date, the License Fee shall be fully paid and Licensee shall continue to have all the rights granted hereunder for the remainder of the term of this Agreement.

3.2 For purposes hereof{ Net Sales shall mean the gross sales for the Products and any other products or services incorporating the Licensed Technology sold by Licensee, its affiliates, controlled companies or sub-licensees as reflected on the invoice (or other documentation of amount owed) for the Products or such other products or services incorporating the Licensed Technology, exclusive of taxes, insurance, shipping or similar charges less discounts, returns and allowances.

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3.3    The License Fee shall be payable in quarterly  installments  on or before the 30th day following each calendar quarter, commencing October 30, 1997, with respect to the period ended September 30, 1997, through a final payment on October 30, 2007 for the period ending August 27, 2007. Each quarterly payment shall be accompanied by a statement showing the Net Sales for the preceding calendar quarter and the computation of the License Fee. All payments shall be in United States dollars. For purposes of Net Sales denominated in a currency other than United States dollars, the exchange ratio in effect as of the last day of each calendar quarter shall be used for purposes of conversion to U.S. dollars. Licensor shall have the right no less often than annually to have the License Fees paid during the preceding two years audited by an accounting firm of national standing selected by Licensor and Licensee agrees to provide such accounting firm with such information as it may request to perform such audit. Licensor shall pay all costs and expenses of such accounting firm, unless such audit determines that License Fees have been underpaid by more than five percent (5 %) of the total License Fees during any period of twelve months or more, in which event, Licensee shall pay all costs and expenses of such accounting firm.

3.4    Licensee agrees to pay all maintenance  fees and annuities as they become
       due.  Licensee  shall  determine,  in  its  sole  discretion,   in  which
       jurisdictions to maintain registration of the Patents.

Section 4. Technical Support Services. Licensor shall, at Licensee's request, provide Licensee with reasonable technical assistance and guidance in the use of the Licensed Technology by making relevant personnel of the Licensor available during ordinary business hours and at times and places mutually agreed upon by the parties, to facilitate and implement the transfer of the Licensed Technology and to provide such other advice and assistance in the technical development of the Products for the commercial market provided, that Licensor shall not be obligated to provide such personnel for more than [****] days per year. Licensee shall reimburse Licensor for such technical assistance at the rate of [****] Dollars ($[****]) per working day and shall reimburse Licensor in the amount of all costs of transportation, lodging and meals incurred in connection with the provision of such technical assistance pursuant to this Section 4. The obligation of Licensor under this Section 4 shall terminate on August 27, 2007.

Section 5. Representations and Warranties.

5.1 Licensor represents and warrants that it: (i) is the owner of record of the complete right and title of and to the Patents and the Licensed Technology, except such rights the inventor may have in the Patents notwithstanding a complete assignment of the Patents to Licensor, (ii) has the legal power and right to extend the rights granted to Licensee in this Agreement, and (iii) that it has not made and will not make any grants of licenses or other commitments to third parties with respect to intellectual property in the field of [****] applications.

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5.2    Licensor represents and warrants to Licensee that the Licensed Technology does not infringe upon any U.S. or foreign patent, trade secret, or other proprietary rights of any third party.

5.3 Licensor represents and warrants that it will not assert against Licensee any patent or other proprietary rights, now owned or later acquired, that would interfere with Licensee's exercise of the rights granted in this Agreement with respect to use of the Licensed Technology in [****] applications.

5.4    EXCEPT AS  SPECIFICALLY  PROVIDED IN THIS  AGREEMENT,  THERE ARE NO OTHER
       WARRANTIES, EXPRESS OR IMPLIED, MADE BY ANY PARTY, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Section 6. Indemnification.

6.1 Licensor shall defend, indemnify and hold harmless Licensee, its subsidiaries, affiliates, and controlled companies, including their respective officers and other employees, as well as their distributors, agents, or dealers (collectively, "Indemnitees" and, individually, as applicable, "Indemnitee"), against any claim ("Claim") for losses, damages or other liabilities made by third parties alleging that the Patents or Licensed Technology infringes any third party proprietary rights.

6.2 Upon any assertion of any such Claim against any Indemnitee, Licensee shall promptly notify Licensor of such Claim. Licensor shall control the investigation, defense, and settlement of any such Claim.

6.3    Licensee  may, at its  election,  after  assertion of any Claim,  deposit
       License Fees payable to Licensor under this Agreement in an interest-bearing reserve fund ("Reserve Fund") with a bank or trust company of Licensee's choosing, until resolution of such Claim. Upon resolution of the Claim, Licensee shall have the right to apply the amounts in the Reserve Fund to (i) any lump sum to be made in settlement of such Claim, (ii) all costs and damages assessed in a final and unappealed judgment entered against any Indemnitee as a result of such Claim, and (iii) all legal fees and other expenses incurred in the defense of such Claim. Any remainder shall be paid to Licensor in full and complete payment for all past due License Fees.

6.4 To the extent that the amounts in the Reserve Fund are insufficient, Licensor agrees to reimburse Licensee for (i) any sum to be made in settlement of such Claim, (ii) all costs and damages assessed in a final and unappealed judgment entered against any Indemnitee as a result of such Claim, and (iii) all legal fees and other expenses incurred in the defense of such Claim.

6.5 If in settlement of any such Claim, Licensee is required to pay running royalties to the plaintiff the License Fees to be paid by Licensee to Licensor for any given year shall be reduced by the amount of the running royalties for that year, and in the event such running

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       royalties  exceed the License Fees  hereunder,  Licensor  shall  promptly reimburse Licensee for such excess.


6.6 In no event shall Licensor be liable to Licensee under this Agreement, a certain Asset Purchase Agreement or Supply Agreement each of even date under any theory of damages or through indemnification in the aggregate for amounts greater than [****]. This limitation shall not apply to [****]. [****].

6.7 Neither party shall be liable to other for lost profits arising out of this Agreement, the Asset Purchase Agreement or the Supply Agreement of even date under any theory of damages or through indemnification, even if a party has been advised of the possibility of such damages.

6.8 The obligations of Licensor under this Section 6 shall terminate on August 28, 2006.

Section 7. Third Party Infringement.

7.1 If any of the Patents is infringed by any third party during the term of this Agreement, Licensor shall have the first right, but not the obligation, to take appropriate action to suppress such infringement. If Licensee requests Licensor in writing to suppress any infringement and Licensor fails to take action within fourteen (14) days to suppress the infringement or fails to file suit against the identified infringer or to otherwise cause the infringement to cease within six (6) months, Licensee shall have the right to enforce the patent. Licensor shall promptly inform Licensee of any incidence of actual or potential third party infringement of any of the Patents that Licensor is or becomes aware of during the term of this Agreement.

7.2 In the event that Licensee exercises its right to enforce the Patents, Licensor agrees to tender its right to enforce to Licensee and to be named as a party if necessary. Licensor also agrees to cooperate with Licensee in the disposition of any charge or suit against the infringer and Licensee agrees to reimburse Licensor for all reasonable expenses incurred by Licensor.

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7.3    All expenses, including attorney fees, incurred in the prosecution of any charge or suit against a third party shall be borne solely by the party that asserted the charge or filed the suit against the infringer.

7.4 Any sums recovered in any suit against a third party for infringement of any of the Patents or in settlement of any charge of infringement shall be distributed to the party that filed the suit.

Section 8. Confidentiality.

8.1 All confidential information of any kind relating to any product, process, or equipment furnished to the other party in writing shall be clearly marked by the disclosing party as confidential and will be treated as confidential and secret and will not be disclosed by the other party to third parties or used by the other party, without previous written approval by the disclosing party, except that such information may be disclosed to such employees as reasonably required under this Agreement and who have secrecy obligations with their employer. In the case of oral information, a written memorandum of such information marked confidential shall be delivered to the other party within thirty (30) days.

8.2 Each party agrees not to make any use whatsoever of confidential information of the other disclosed to it under this Agreement except for the purposes contemplated by this Agreement.

8.3 The obligations set forth in Sections 8.1 and 8.2 shall not in any way restrict or impair each party's right to use or disclose to others any information (a) which is now in its possession; (b) which is or becomes public knowledge through no fault of the receiving party; (c) which is obtained by the receiving party from a third party who, in making such information known, is not in violation of any obligation of confidentiality to the other party; or (d) that can be demonstrated to have been developed by the other party without reference to the confidential information.

8.4 The obligations of confidentiality contained in this Agreement shall remain in effect for a period of five (5) years from the date this Agreement expires or is terminated.

Section 9. Term and Termination.

9.1 The Term of this Agreement shall commence as of the Effective Date and continue in effect until the expiration of Licensor's rights in the Licensed Technology or until otherwise terminated in accordance with the terms of this Agreement.

9.2 In the event that any party breaches any material term of this Agreement and fails to remedy such breach within thirty (30) days after written notice thereof, or in the event of a party is declared bankrupt or insolvent, the other party shall be entitled to terminate this Agreement upon written notification of such termination to the other.

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9.3    If Licensee fails to pay License Fees on Net Sales of at least (i) [****]
       Dollars ($[****]) with respect to [****] and (ii) [****] Dollars ($[****]) with respect to any calendar year commencing with calendar year [****] through and including calendar year 2006, Licensor may, during the thirty (30) day period commencing April 1 of the following calendar year, give Licensee notice that it is terminating this Agreement effective at the end of thirty days from the date of such notice, whereupon this Agreement shall terminate at such time unless during such notice period Licensee pays Licensor License Fees in a sufficient amount when added to License Fees attributable to the prior calendar to equal or exceed License Fees on Net Sales of (i) [****] Dollars ($[****]) with respect to [****] or (ii) [****] Dollars ($[****]) for calendar year [****] and each subsequent year through and including calendar year 2006.

9.4 Upon termination of this Agreement pursuant to Section 9.2 or 9.3 hereof, Licensee shall cease from any further manufacture of products incorporating the Licensed Technology, however, Licensee shall have a period of [****] during which to meet commitments to customers and sell its existing inventory of products incorporating the Licensed Technology. If such termination occurs during the first ten years of this Agreement, Licensee will continue to pay the License Fee in accordance with Section 3 hereof with respect to Net Sales during such period.

9.5 Upon termination, the obligation of the Licensee to pay License Fees under Section 3.1 through the date of termination and the obligations of the parties under Sections 6 and 8 shall survive.

Section 10. Notices.

10.1 Any notice, consent, or communication required to be given or payment required to be made to any party hereunder shall be sent to its respective address as set forth below or to any other address as either party may, by written notice, advise to the other from time to time:

       (a) BISSELL Healthcare Corporation
           4 Sammons Court
           Bolingbrook, Illinois 60440-4989
           Fax No. (630) 226-1390

           with a copy to:

           Warner Norcross & Judd LLP
           900 Old Kent Building
           111 Lyon Street, NW.
           Grand Rapids, Michigan 49503-2489
           Attention:  Stephen R. Kretschman
           Fax No.  (616) 752-2500

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       (b) If to Licensor:

           LANDEC CORPORATION
           3603 Haven Avenue
           Menlo Park, California 94025-1010
           Attention: Gary T. Steele
           Fax No. (650) 368-9818

           with a copy to:

           Venture Law Group
           2800 Sand Hill Road
           Menlo Park, California 94025
           Attention:  Tae Hea Nahm
           Fax No. (650) 233-8386

10.2 Any and all notices shall be in writing and be delivered personally; by registered or certified mail (return receipt requested); or by telegram, facsimile, or overnight courier, to the other party at its then-current address. Any such notice shall be deemed to have been received by the addressee: (i) immediately, upon personal delivery and (ii) upon the date of receipt when delivered by other means.

Section 11. Miscellaneous.

11.1 This Agreement may be executed in a number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

11.2 Section headings are included for convenience, but shall not form a part of the Agreement or affect the interpretation of any part hereof.

11.3 This Agreement constitutes the entire understanding of the Parties with respect to the matters addressed herein and may be amended only by a writing signed by both Parties.

11.4 No modification, renewal, extension, or waiver of this Agreement or any of its provisions shall be binding, unless done in a writing signed by the Parties.

11.5 The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. Any invalid or otherwise unenforceable term or provision shall be deemed severed herefrom and the remainder of the Agreement shall be construed and enforced as if the Agreement did not contain such severed term or provision.

11.6 This Agreement shall be interpreted and construed in accordance with the laws of the state of New York, without giving effect to its choice of laws rules.

                                      -8-

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11.7   Licensee  may assign this  Agreement,  provided,  however,  upon any such
       assignment  made  without  Licensor's   written  consent,   Licensor  may
       terminate its obligations under Section 4 hereof. Licensor may not assign this Agreement without the prior written consent of Licensee, provided, however that Licensor may assign this Agreement without the prior written consent of Licensee to a person or entity that acquires all the Licensed Technology and who assumes all of the obligations of Licensor under this Agreement.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives and to become effective as of the Effective Date.


LANDEC CORPORATION                          BISSELL HEALTHCARE CORPORATION
Licensor                                    Licensee


By: /s/ Gary T. Steele                      By: /s/ Howard A. Schwartz
   ------------------------------              ------------------------------
     Gary T. Steele, President                  Howard A. Schwartz, President

                                      -9-


           Pages re Table I (List of U.S. and Foreign Patents) omitted